Exhibit 99.1

IREN Limited

2025 Omnibus Incentive Plan

Section 1.          Purpose.  The purpose of the IREN Limited 2025 Omnibus Incentive Plan (as amended from time to time, the “Plan”) is (i) to motivate and reward the performance of employees and other individuals for generating shareholder value over the long term, (ii) to encourage participation by employees and other service providers in the growth and success of IREN Limited (the “Company”) and its Subsidiaries (together, the “Group”) and (iii) to retain key talent, thereby furthering the best interests of shareholders.

Section 2.          Definitions.  As used in this Plan, the following terms shall have the meanings set forth below:

(a)          “Affiliate” means any entity that, directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Company; where “control” means that the controlling party directly or indirectly has the beneficial ownership of more than fifty percent (50%) of the stock or other equity interests entitled to vote for the election of directors or an equivalent governing body, or otherwise has the power to direct or cause the direction of the general management of the controlled entity. An entity is an Affiliate only so long as such control exists.

(b)          “Award” means any Option, SAR, Restricted Stock, RSU, Performance Award, Other Cash-Based Award or Other Share-Based Award granted under this Plan.

(c)          “Award Agreement” means any agreement, contract or other instrument or document (including in electronic form) evidencing any Award granted under this Plan, which may, but need not, be executed or acknowledged by a Participant.

(d)          “Beneficial Owner” has the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

(e)          “Beneficiary” means a Person entitled to receive payments or other benefits or exercise rights that are available under this Plan in the event of a Participant’s death. If no such Person can be named or is named by a Participant, or if no Beneficiary designated by a Participant is eligible to receive payments or other benefits or exercise rights that are available under this Plan at a Participant’s death, such Participant’s Beneficiary shall be such Participant’s estate.

(f)          “Board” means the board of directors of the Company or a committee designated by the board of directors of the Company to administer this Plan.

(g)          “Change in Control” means the occurrence of any one or more of the following events:

(i)     any Person, other than (A) any employee plan established by any member of the Group, (B)the Company or any of its Affiliates, (C)an underwriter temporarily holding securities pursuant to an offering of such securities or (D) an entity owned, directly or indirectly, by shareholders of the Company in substantially the same proportions as their ownership of the Company, becomes (in a single transaction or any series of transactions occurring during any 12-month period) the Beneficial Owner, directly or indirectly, of securities of the Company representing 50% or more of the total voting power of the Shares; provided that the provisions of this subsection (i) are not intended to apply to or include as a Change in Control any transaction that is specifically excepted from the definition of Change in Control under subsection (iii) below;

(ii)    a change in the composition of the Board such that, during any 12-month period, the individuals who, as of the beginning of such period, constitute the Board (the “Existing Board”) cease for any reason to constitute at least 50% of the Board; provided, however, that any individual becoming a member of the Board subsequent to the beginning of such period whose election or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the Directors immediately prior to the date of such appointment or election shall be considered as though such individual were a member of the Existing Board; provided further that, notwithstanding the foregoing, no individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 or Regulation 14A promulgated under the Exchange Act or successor statutes or rules containing analogous concepts) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or Person other than the Board, shall in any event be considered to be a member of the Existing Board;

(iii)   the consummation of a merger, amalgamation or consolidation of the Company or any of its Affiliates with any other corporation or other entity or the issuance of voting securities in connection with such a transaction; provided that immediately following such transaction the voting securities of the Company outstanding immediately prior thereto do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity of such transaction or parent entity thereof) fifty percent (50%) or more of the total voting power with respect to the Company’s then-outstanding voting securities and total Fair Market Value of the Company’s then-outstanding voting securities (or, if the Company is not the surviving entity of such merger or consolidation, fifty percent (50%) or more of the total voting power with respect to the then-outstanding voting securities and total fair market value of the shares of such surviving entity or parent entity thereof); and provided, further, that such a transaction effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing fifty percent (50%) or more of the total voting power with respect to the then-outstanding voting securities and total Fair Market Value of the Company’s then-outstanding voting securities shall not be considered a Change in Control; or

(iv)    the sale or disposition by the Company of all or substantially all of the Company’s assets in which any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) assets from the Company that have a total gross Fair Market Value equal to more than fifty percent (50%) of the total gross Fair Market Value of all of the assets of the Company immediately prior to such acquisition or acquisitions.

Notwithstanding the foregoing, (A) no Change in Control shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Shares immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns substantially all of the assets of the Company immediately prior to such transaction or series of transactions and (B) no Change in Control shall be deemed to have occurred upon the acquisition of additional control of the Company by any Person that is considered to effectively control the Company. In no event will a Change in Control be deemed to have occurred if any Participant is part of a “group” within the meaning of Section 13(d)(3) of the Exchange Act that effects a Change in Control.  Notwithstanding the foregoing or any provision of any Award Agreement to the contrary, for any Award that provides for accelerated distribution on a Change in Control of amounts that constitute “deferred compensation” (to the extent necessary to avoid imposition of taxes or penalties, pursuant to Section 409A of the Code (“Section 409A”)), if the event that constitutes such Change in Control does not also constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets (in either case, as defined in Section 409A), such amount shall not be distributed on such Change in Control but instead shall vest as of such Change in Control and shall be distributed on the scheduled payment date specified in the applicable Award Agreement, except to the extent that earlier distribution would not result in the Participant who holds such Award incurring interest or additional tax under Section 409A.

(h)          “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Code shall include any successor provision thereto.

(i)          “Consultant” means any individual, including an advisor or independent contractor, who is providing services to any member of the Group or who has accepted an offer of service or consultancy from any member of the Group.

(j)          “Director” means any member of the Board.

(k)          “Effective Date” means the date on which this Plan is approved by shareholders of the Company.

(l)          “Employee” means any individual, including any officer, employed by any member of the Group or any prospective employee or officer who has accepted an offer of employment from any member of the Group, with the status of employment determined based upon such factors as are deemed appropriate by the Board in its sole discretion, subject to any requirements of the Code or applicable laws.

(m)          “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Exchange Act shall include any successor provision thereto.

(n)          “Fair Market Value” means (i) with respect to Shares, the closing price of a Share on the trading day immediately preceding the date of determination, and (ii) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Board in its sole discretion.

(o)          “Incentive Stock Option” means an option representing the right to purchase Shares from the Company, granted pursuant to Section 6, that meets the requirements of Section 422 of the Code.

(p)          “Intrinsic Value” with respect to an Option or SAR Award means (i) the excess, if any, of the price or implied price per Share in a Change in Control or other event over (ii) the exercise or hurdle price of such Award multiplied by (iii) the number of Shares covered by such Award.

(q)          “Non-Qualified Share Option” means an option representing the right to purchase Shares from the Company, granted pursuant to Section 6, that is not an Incentive Stock Option.

(r)          “Option” means an Incentive Stock Option or a Non-Qualified Share Option.

(s)          “Other Cash-Based Award” means an Award granted pursuant to Section 11, including cash awarded as a bonus or upon the attainment of specified performance criteria or otherwise as permitted under this Plan.

(t)          “Other Share-Based Award” means an Award granted pursuant to Section 11 that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, dividend rights or dividend equivalent rights or Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Board in its sole discretion.

(u)          “Participant” means the recipient of an Award granted under this Plan.

(v)          “Performance Award” means an Award granted pursuant to Section 10.

(w)          “Performance Period” means any period established by the Board with respect to any Performance Award during which the performance goals specified by the Board with respect to such Award are to be measured.

(x)          “Person” has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

(y)          “Restricted Stock” means any Share subject to certain restrictions and forfeiture conditions, granted pursuant to Section 8.

(z)          “Restricted Stock Unit” or “RSU” means a restricted stock unit consisting of a contractual right granted pursuant to Section 9 that is denominated in Shares.  Each RSU represents a right to receive the value of one Share (or a percentage of such value) in cash, Shares or a combination thereof.

(aa)          “SAR” means stock appreciation right, being a right granted pursuant to Section 7 to receive upon exercise by the Participant or settlement, in cash, Shares or a combination thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise or settlement over (ii) the exercise or hurdle price of the right on the date of grant.

(bb)          “Share” means an ordinary share of the Company, no par value.

(cc)          “Subsidiary” means an entity of which the Company directly or indirectly holds all or a majority of the value of the outstanding equity interests of such entity or a majority of the voting power with respect to the voting securities of such entity. Whether employment by or service with a Subsidiary is included within the scope of the Plan shall be determined by the Board in its sole discretion.

(dd)          “Substitute Award” means an Award granted in assumption of, or in substitution for, an outstanding award previously granted by a company or other business acquired by the Company or with which the Company combines.

(ee)          “Termination of Service” means (i) in the case of a Participant who is an Employee, cessation of the employment relationship such that the Participant is no longer an employee of the Group, (ii) in the case of a Participant who is a Consultant, the expiration or termination of the contract for the performance of services for the Group, or (iii) in the case of a Participant who is a non-employee Director, the cessation of the relationship such that the Participant no longer holds office as a Director; provided, however, that in the case of a Participant who is an Employee, the transfer of employment from the Company to an Subsidiary, from a Subsidiary to the Company, from one Subsidiary to another Subsidiary or, unless the Board determines in its sole discretion otherwise, the cessation of employee status but the continuation of the performance of services for the Company or a Subsidiary as a Director or Consultant shall not be deemed a cessation of service that would constitute a Termination of Service; provided, further, that a Termination of Service shall be deemed to occur for a Participant employed by, or performing services for, a Subsidiary when such Subsidiary ceases to be a Subsidiary unless such Participant’s employment or service continues with the Company or another Subsidiary.  Notwithstanding the foregoing, with respect to any Award subject to Section 409A (and not exempt therefrom), a Termination of Service occurs when a Participant experiences a “separation of service” (as such term is defined under Section 409A).

Section 3.          Eligibility.

(a)          The Board may designate any of the following as a participant from time to time: any Employee, any non-employee Director, any Consultant or any trust or estate planning or other similar entity or vehicle controlled by any Employee, Director or Consultant, as determined or designated by the Board in its sole discretion, but only to the extent that an offer or receipt of an Award is permitted by applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.

(b)          Holders of equity compensation awards granted by a company that is acquired by the Company (or whose business is acquired by the Company) or with which the Company combines are eligible for grants of Substitute Awards under this Plan to the extent permitted under applicable regulations of any stock exchange on which the Company is listed.

Section 4.          Administration.

(a)          Administration of this Plan. This Plan shall be administered by the Board in its sole discretion. All decisions of the Board shall be final, conclusive and binding upon all parties, including the Company, its shareholders, Participants and any Beneficiaries thereof. The Board may issue rules and regulations for administration of this Plan.

(b)          Delegation of Authority.  To the extent permitted by applicable law, the Board may delegate some or all of its authority under this Plan, including the authority to grant Options and SARs or other Awards, to a committee or subcommittees of the Board or to other persons or groups of persons as it deems necessary, appropriate or advisable under conditions or limitations that the Board may set at the time of the delegation; provided that any such delegation shall not apply to any Award for a Person then covered by Section 16 of the Exchange Act unless it is a delegation to a committee of the Board composed of non-employee Directors (as defined in the regulations promulgated under Section 16 of the Exchange Act). The Board may, in its sole discretion, determine that any Awards under this Plan may be administered and/or held by a third-party custodian on behalf of participants. The Board may direct that all Awards and all Shares allocated or issuable in respect of such Awards are to be held by such third party (for example, under pooling arrangements).

(c)          Authority of Board. Subject to the terms of this Plan and applicable law, the Board shall have full and sole discretion and authority to: (i) designate Participants; (ii) determine the type or types of Awards (including Substitute Awards) to be granted to each Participant under this Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award and prescribe the form of each Award Agreement, which need not be identical for each Participant; (v) determine whether, to what extent, under what circumstances and by which methods Awards may be settled or exercised in cash, Shares, other Awards, other property, net settlement (including broker-assisted cashless exercise), or any combination thereof, or canceled, forfeited or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the holder thereof or of the Board; (vii) amend terms or conditions of any outstanding Awards; (viii) correct any defect, supply any omission and reconcile any inconsistency in this Plan or any Award, in the manner and to the extent it shall deem desirable to carry this Plan into effect; (ix) interpret and administer this Plan and any instrument or agreement relating to, or Award made under, this Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents, trustees, brokers, depositories and advisors and determine such terms of their engagement as it shall deem appropriate for the proper administration of this Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations; (xi) make any other determination and take any other action that the Board deems necessary or desirable, including for the administration of this Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations; (xii) establish policies with respect to the timing and vesting conditions of Awards; and (xiii) determine the Fair Market Value of Awards.

Section 5.          Shares Available for Awards.

(a)          Subject to Section 5(b), Section 5(d) and except for Substitute Awards, the maximum number of Shares available for issuance under this Plan shall not exceed in the aggregate 17.5 million Shares.

(b)          The total number of Shares available for issuance under this Plan shall be increased on the first day of each Company fiscal year following the Effective Date in an amount equal to the lesser of (i) 5% of the aggregate number of Shares outstanding (on a fully diluted basis) on the last day of the immediately preceding fiscal year and (ii) such number of Shares as determined by the Board in its sole discretion. Shares underlying Substitute Awards and Shares remaining available for grant under a plan of an acquired company or of a company with which the Company combines (whether by way of amalgamation, merger, sale and purchase of shares or other securities or otherwise), appropriately adjusted to reflect the acquisition or combination transaction, shall not reduce the number of Shares remaining available for grant hereunder.

(c)          If any Award is forfeited, cancelled, expires, terminates, is settled in cash or other in-kind property instead of Shares, or otherwise lapses, in whole or in part, without the delivery of Shares, then the Shares covered by such forfeited, expired, terminated or lapsed, settled in cash or other in-kind property instead of Shares, Award shall again be available for grant under this Plan. The following shall also become available for issuance under this Plan: (i) any Shares withheld in respect of taxes relating to any Award and (ii) any Shares tendered or withheld to pay the exercise or hurdle price of Options or SARs.

(d)          In the event that the Board determines, in its sole discretion, that, as a result of any extraordinary dividend or other extraordinary distribution (other than an ordinary dividend or distribution), recapitalization, share or stock split, reverse share or stock split, reorganization, merger, amalgamation, consolidation, separation, rights offering, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to acquire Shares or other securities of the Company, issuance of Shares pursuant to the anti-dilution provisions of securities of the Company, or other similar corporate transaction or event affecting the Shares, or of changes in applicable laws, regulations or accounting principles, an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Board shall, subject to Section 19 and applicable law, adjust equitably so as to ensure no undue enrichment or harm (including by payment of cash), any or all of:

(i)     the number and type of Shares (or other securities) which thereafter may be made the subject of Awards, including the aggregate limits specified in Section 5(a) and Section 5(f);

(ii)     the number and type of Shares (or other securities) subject to outstanding Awards;

(iii)    the grant, acquisition, exercise or hurdle price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; and

(iv)    the terms and conditions of any outstanding Awards, including the performance criteria of any Performance Awards;
provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(e)          Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury Shares, nominee holdings, or Shares acquired by the Company.

(f)          Subject to adjustment as provided in Section 5(b), Section 5(d) and except for Substitute Awards, the maximum number of Shares available for issuance with respect to Incentive Stock Options shall be 17.5 million Shares.

Section 6.          Options. The Board is authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of this Plan, as the Board shall determine in its sole discretion.

(a)          The exercise price per Share under an Option shall be determined by the Board in its sole discretion at the time of grant; provided, however, that, except in the case of Substitute Awards, such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.

(b)          The term of each Option shall be fixed by the Board in its sole discretion. The Board shall determine, in its sole discretion, the time or times at which an Option becomes vested and exercisable in whole or in part.

(c)          The Board shall determine, in its sole discretion, the methods by which, and the forms in which payment of the exercise price with respect thereto may be made or deemed to have been made, including cash, Shares, other Awards, other property, net settlement (including broker-assisted cashless exercise) or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price.

(d)          No grant of Options may be accompanied by a tandem award of dividend equivalents or provide for dividends, dividend equivalents or other distributions to be paid on such Options (except as provided under Section 5(d)).

(e)          The terms of any Incentive Stock Option granted under this Plan shall comply in all respects with the provisions of Section 422 of the Code. Incentive Stock Options may be granted only to employees of the Company or of a parent or subsidiary corporation (as defined in Section 424 of the Code).

Section 7.          Share Appreciation Rights. The Board is authorized to grant SARs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of this Plan, as the Board shall determine in its sole discretion.

(a)          SARs may be granted under this Plan to Participants either alone (“freestanding”) or in addition to other Awards granted under this Plan (“tandem”) and may, but need not, relate to a specific Option granted under Section 6.

(b)          The exercise or hurdle price per Share under a SAR shall be determined by the Board in its sole discretion; provided, however, that, except in the case of Substitute Awards, such exercise or hurdle price shall not be less than the Fair Market Value of a Share on the date of grant of such SAR.

(c)          The term of each SAR shall be fixed by the Board but shall not exceed ten (10) years from the date of grant of such SAR. The Board shall determine, in its sole discretion, the time or times at which a SAR may be exercised or settled in whole or in part.

(d)          Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of Shares subject to the SAR multiplied by the excess, if any, of the Fair Market Value of one Share on the exercise date over the exercise or hurdle price of such SAR.  The Company shall pay such excess in cash, in Shares valued at Fair Market Value, or any combination thereof, as determined by the Board in its sole discretion.

(e)          No grant of SARs may be accompanied by a tandem award of dividend equivalents or provide for dividends, dividend equivalents or other distributions to be paid on such SARs (except as provided under Section 5(d)).

Section 8.          Restricted Stock. The Board is authorized to grant Awards of Restricted Stock to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of this Plan, as the Board shall determine in its sole discretion.

(a)          The Award Agreement shall specify the vesting schedule.

(b)          Awards of Restricted Stock shall be subject to such restrictions as the Board may impose, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Board may deem appropriate.

(c)          Subject to the restrictions set forth in the applicable Award Agreement, a Participant generally shall have the rights and privileges of a shareholder with respect to Awards of Restricted Stock, including the right to vote such Shares of Restricted Stock.

(d)          The Board may, in its sole discretion, specify in the applicable Award Agreement that an Award of Restricted Stock shall convey the right to receive dividends or dividend equivalents on the Shares subject to such Award with respect to any dividends or other distributions declared during the period that such Award is outstanding, in which case, unless otherwise determined by the Board in its sole discretion, such dividend or dividend equivalent rights shall accumulate and shall be paid in cash or Shares on the vesting date of the Award, subject to the vesting of the Award (or portion thereof) with respect to which such dividend or dividend equivalents are credited. For the avoidance of doubt, unless otherwise determined by the Board in its sole discretion, any dividends or dividend equivalents in respect of any Award of Restricted Stock shall have the same vesting conditions and vesting dates and shall be paid in accordance with the same terms as the Award to which they relate and no dividends or dividend equivalents will be paid on unvested Awards unless and until such Awards vest.

(e)          Any Award of Restricted Stock may be evidenced in such manner as the Board may deem appropriate, including book-entry registration.

Section 9.          RSUs. The Board is authorized to grant Awards of RSUs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of this Plan, as the Board shall determine in its sole discretion.

(a)          The Award Agreement shall specify the vesting schedule and the delivery schedule (which may include deferred delivery later than the vesting date).

(b)          Awards of RSUs shall be subject to such restrictions as the Board may impose, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Board may deem appropriate.

(c)          An RSU shall not convey to a Participant the right to vote, unless and until a Share is issued to such Participant upon settlement of such RSU, unless otherwise determined by the Board in its sole discretion and to the extent permitted by applicable law.

(d)          The Board may, in its sole discretion, specify in the applicable Award Agreement that an Award of RSUs shall convey the right to receive dividend equivalents on the Shares subject to such Award with respect to any dividends or other distributions declared during the period that such Award is outstanding, in which case, unless otherwise determined by the Board in its sole discretion, such dividend equivalent rights shall accumulate and shall be paid upon settlement of an Award of RSUs subject to the vesting of the Award (or portion thereof) with respect to which such dividend equivalents are granted. For the avoidance of doubt, unless otherwise determined by the Board in its sole discretion, any dividend equivalents in respect of any Award of RSUs shall have the same vesting conditions and vesting dates and shall be paid in accordance with the same terms as the Award to which they relate and no dividend equivalents will be paid on unvested Awards unless and until such Awards vest. For the avoidance of doubt, dividend equivalents that accumulate with respect to an RSU are distinct from the RSU.

(e)          Shares delivered upon the vesting and settlement of an Award of RSUs may be evidenced in such manner as the Board may deem appropriate, including book-entry registration.

(f)          The Board may determine, in its sole discretion, the form or forms (including cash, Shares, other Awards, other property or any combination thereof) in which payment of the amount owing upon settlement of any Award of RSUs may be made.

(g)          With respect to RSUs granted to Participants who are not United States taxpayers, to the extent permitted in the applicable Award Agreement and/or applicable law, the Award Agreement may provide that instead of being settled automatically upon vesting or at a specified time, the Award of RSUs may be exercised by the Participant, pursuant to the terms of the applicable country addendum.

Section 10.        Performance Awards. The Board is authorized to grant Performance Awards to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of this Plan, as the Board shall determine in its sole discretion.

(a)          Performance Awards may be denominated as a cash amount, number of Shares or units or a combination thereof and are Awards that may be earned upon achievement or satisfaction of performance conditions specified by the Board in its sole discretion. In addition, the Board may specify that any other Award shall constitute a Performance Award by conditioning the grant to a Participant or the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Board in its sole discretion. The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. Subject to the terms of this Plan, the performance goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award granted and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Board in its sole discretion.

(b)          Performance criteria may be measured on an absolute (e.g., plan or budget) or relative basis, and may be established on a corporate-wide basis, with respect to one or more business units, divisions, Subsidiaries or business segments, or on an individual basis. If the Board determines, in its sole discretion, that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or other events or circumstances render the performance objectives unsuitable, the Board may modify the performance objectives or the related minimum acceptable level of achievement, in whole or in part, as the Board deems appropriate and equitable such that it does not provide any undue enrichment or harm. Performance measures may vary from Performance Award to Performance Award and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative. The Board shall have the power to impose such other restrictions on Awards subject to this Section 10(b) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements of any applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.

(c)          Settlement of Performance Awards shall be in cash, Shares, other Awards, other property, net settlement, or any combination thereof, as determined in the sole discretion of the Board.

(d)          A Performance Award shall not convey to a Participant the rights and privileges of a shareholder with respect to the Share subject to such Performance Award, such as the right to vote (except as relates to Restricted Stock) or the right to receive dividends, unless and until and to the extent a Share is issued to such Participant to settle such Performance Award. The Board, in its sole discretion, may provide that a Performance Award shall convey the right to receive dividend equivalents on the Shares subject to such Performance Award with respect to any dividends declared during the period that such Performance Award is outstanding, in which case, such dividend equivalent rights shall accumulate and shall be paid in cash or Shares on the settlement date of the Performance Award, subject to the Participant’s earning of the Shares with respect to which such dividend equivalents are paid upon achievement or satisfaction of performance conditions specified by the Board in its sole discretion. Shares delivered upon the vesting and settlement of a Performance Award may be evidenced in such manner as the Board may deem appropriate, including book-entry registration. For the avoidance of doubt, unless otherwise determined by the Board in its sole discretion, no dividend equivalent rights shall be provided with respect to any Shares subject to Performance Awards that are not earned or otherwise do not vest or settle pursuant to their terms.

(e)          The Board may, in its sole discretion, increase or reduce the amount of a settlement otherwise to be made in connection with a Performance Award.

(f)          With respect to Performance Awards granted to Participants who are not United States taxpayers, to the extent permitted in the applicable Award Agreement and/or applicable law, the Award Agreement may provide that instead of being settled automatically upon vesting or at a specified time, the Performance Award may be exercised by the Participant, pursuant to the terms of the applicable country addendum.

Section 11.        Other Cash-Based Awards and Other Share-Based Awards. The Board is authorized, subject to limitations under applicable law, to grant Other Cash-Based Awards (either independently or as an element of or supplement to any other Award under this Plan) and Other Share-Based Awards. The Board shall determine, in its sole discretion, the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 11 shall be purchased for such consideration, and paid for at such times, by such methods and in such forms, including cash, Shares, other Awards, other property, net settlement, broker-assisted cashless exercise or any combination thereof, as the Board shall determine in its sole discretion; provided that the purchase price therefor shall not be less than the Fair Market Value of such Shares on the date of grant of such right.

Section 12.        Effect of Termination of Service or a Change in Control on Awards.

(a)          The Board may provide, by rule or regulation or in any applicable Award Agreement, or may determine, in its sole discretion, in any individual case, the circumstances in which, and the extent to which, an Award may be exercised, settled, vested, paid or forfeited in the event of a Participant’s Termination of Service prior to the end of a Performance Period or vesting, exercise or settlement of such Award.

(b)          The Board may determine, in its sole discretion, whether, and the extent to which, (i) an Award will vest during a leave of absence, (ii) a reduction in service level (for example, from full-time to part-time employment) will cause a reduction, or other change, to an Award and (iii) a leave of absence or reduction in service will be deemed a Termination of Service.

(c)          In the event of a Change in Control, the Board may, in its sole discretion, and on such terms and conditions as it deems appropriate, take any one or more of the following actions with respect to all or a portion of any outstanding Award, which need not be uniform with respect to all Participants and/or Awards:

(i)     continuation or assumption of such Award by the Company (if it is the surviving corporation) or by the successor or surviving entity or its parent;

(ii)     substitution or replacement of such Award by the successor or surviving entity or its parent with cash, securities, rights or other property to be paid or issued, as the case may be, by the successor or surviving entity (or a parent or Subsidiary thereof), with substantially the same terms and value as such Award (including any applicable performance targets or criteria with respect thereto);

(iii)    acceleration of the vesting of such Award and the lapse of any restrictions thereon and, in the case of an Option or SAR Award, acceleration of the right to exercise such Award during a specified period (and the termination of such Option or SAR Award without payment of any consideration therefor to the extent such Award is not timely exercised), in each case, either (A) immediately prior to or as of the date of the Change in Control, (B) upon a Participant’s involuntary Termination of Service (including upon a termination of the Participant’s employment by the Company (or a successor corporation or its parent) without “cause,” by a Participant for “good reason” and/or due to a Participant’s death or “disability”, as such terms may be defined in the applicable Award Agreement and/or a Participant’s service agreement, as the case may be) on or within a specified period prior to or following the Change in Control or (C) upon the failure of the successor or surviving entity (or its parent) to continue or assume such Award on no less favorable terms and conditions;

(iv)    in the case of a Performance Award, determination of the level of attainment of the applicable performance condition(s) (including waiving any such conditions); and

(v)    cancellation of such Award in consideration of a payment, with the form, amount and timing of such payment determined by the Board in its sole discretion, subject to the following: (A) such payment shall be made in cash, securities, rights and/or other property; (B) the amount of such payment shall equal the value of such Award, as determined by the Board in its sole discretion; provided that, in the case of an Option or SAR Award, if such value equals the Intrinsic Value of such Award, such value shall be deemed to be valid; provided further that, if the Intrinsic Value of an Option or SAR Award is equal to or less than zero, the Board may, in its sole discretion, provide for the cancellation of such Award without payment of any consideration therefor (for the avoidance of doubt, in the event of a Change in Control, the Board may, in its sole discretion, terminate any Option or SAR Awards for which the exercise or hurdle price is equal to or exceeds the per Share value of the consideration to be paid in the Change in Control transaction without payment of consideration therefor); and (C) such payment shall be made promptly following such Change in Control or on a specified date or dates following such Change in Control; provided further that the timing of such payment shall comply with Section 409A.

Section 13.        General Provisions Applicable to Awards.

(a)          Awards shall be granted for such cash or other consideration, if any, as the Board determines in its sole discretion; provided that in no event shall Awards be issued for less than such minimal consideration as may be required by applicable law.

(b)          Awards may, in the sole discretion of the Board, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(c)          Subject to the terms of this Plan, payments or transfers to be made by the Company upon the grant, exercise or settlement of an Award may be made in the form of cash, Shares, other Awards, other property, net settlement, or any combination thereof, as determined by the Board in its sole discretion at the time of grant, and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Board in its sole discretion. Such rules and procedures may include provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments.

(d)          Except as may be permitted by the Board in its sole discretion or as specifically provided in an Award Agreement, (i) no Award and no right under any Award shall be assignable, alienable, saleable or transferable by a Participant other than by will, the laws of descent and distribution, or pursuant to Section 13(d) and (ii) during a Participant’s lifetime, each Award, and each right under any Award, shall be exercisable only by such Participant or, if permissible under applicable law, by such Participant’s guardian or legal representative. Except as required by applicable law, the provisions of this Section 13(d) shall not apply to any Award that has been fully exercised or settled, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.

(e)          A Participant may designate a Beneficiary or change a previous Beneficiary designation only at such times as prescribed by the Board, in its sole discretion, and only by using forms and following procedures approved or accepted by the Board for that purpose.

(f)          All certificates, if any, for Shares and/or other securities delivered under this Plan pursuant to any Award or the exercise or settlement thereof shall be subject to such stop transfer orders and other restrictions as the Board may deem advisable solely in accordance with the terms of this Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock market or exchange upon which such Shares or other securities are then quoted, traded or listed, and any applicable securities laws, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(g)          The Company will not be obligated to deliver any Shares under this Plan or remove restrictions from Shares previously delivered under this Plan until (i) all Award conditions have been met or removed to the Board’s satisfaction, (ii) as determined by the Board in its sole discretion, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including any applicable securities laws, stock market or exchange rules and regulations or accounting or tax rules and regulations and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Board deems necessary or appropriate to satisfy any applicable laws. The Company’s inability to obtain authority from any regulatory body having jurisdiction, which the Board determines, in its sole discretion, is necessary to the lawful issuance and sale of any Shares, will relieve the Company of any liability for failing to issue or sell such Shares as to which such requisite authority has not been obtained.

(h)          The Company may, in its sole discretion, set a minimum number of Awards (to the extent exercisable) that are permitted to be exercised by a Participant as part of a single Award exercise and a minimum time period between partial exercise of such Award.

(i)          Awards under this Plan may be subject to additional country-specific provisions set forth in a country addendum, which addendum shall govern in the case of any inconsistency between an Award Agreement and the addendum. One or more country addenda may apply depending on the applicable law that the Company reasonably determines may apply under the Participant’s particular circumstances. The Board has the authority to determine, in its sole discretion, which addendum or addenda may apply and to reconcile any inconsistencies between applicable addenda.

Section 14.        Amendments and Terminations.

(a)          Amendment or Termination of this Plan. Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in this Plan, the Board may amend, alter, suspend, discontinue or terminate this Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval if such approval is required by applicable law or the rules of the stock market or exchange, if any, on which the Shares are principally quoted or traded or (ii) subject to Section 5(d) and Section 12, the consent of the affected Participant, if such action would materially adversely affect the rights of such Participant under any outstanding Award, except (x) to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause this Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations or (y) to impose any “clawback” or recoupment provisions on any Awards (including any amounts or benefits arising from such Awards) in accordance with Section 18. Notwithstanding anything to the contrary in this Plan, the Board may amend this Plan, or create sub-plans, in such manner as may be necessary or desirable to enable this Plan to achieve its stated purposes in any jurisdiction in a tax-efficient manner and in compliance with local rules and regulations.

(b)          Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company, each Award shall terminate immediately prior to the consummation of such action, unless otherwise determined by the Board in its sole discretion.

(c)          Terms of Awards. The Board may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate any Award theretofore granted (including by substituting another Award of the same or a different type), prospectively or retroactively, without the consent of any relevant Participant or holder or Beneficiary of an Award; provided, however, that, subject to Section 5(d) and Section 12, no such action shall materially adversely affect the rights of any affected Participant or holder or Beneficiary under any Award theretofore granted under this Plan, except (x) to the extent any such action is made to cause this Plan or Award to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations, or (y) to impose any “clawback” or recoupment provisions on any Awards (including any amounts or benefits arising from such Awards) in accordance with Section 18. The Board shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of events (including the events described in Section 5(d)) affecting the Company, the financial statements of the Company or changes in applicable laws, regulations or accounting principles, whenever the Board determines, in its sole discretion, that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan.

(d)          No Repricing. Except as provided in Section 5(d), the Board may not, without shareholder approval, seek to effect any re-pricing of any previously granted “underwater” Option, SAR or similar Award by: (i) amending or modifying the terms of the Option, SAR or similar Award to lower the exercise or hurdle price; (ii) cancelling the “underwater” Option, SAR or similar Award and granting either (A) replacement Options, SARs or similar Awards having a lower exercise or hurdle price or (B) Restricted Stock, RSUs, Performance Awards or Other Share-Based Awards in exchange; or (iii) cancelling or repurchasing the “underwater” Options, SARs or similar Awards for cash or other securities. An Option, SAR or similar Award will be deemed to be “underwater” at any time when the Fair Market Value of the Shares covered by such Award is less than the exercise or hurdle price of the Award.

Section 15.        Miscellaneous.

(a)          No Employee, Consultant, non-employee Director, Participant, or other Person shall have any claim to be granted any Award under this Plan, and there is no obligation for uniformity of treatment of employees, Participants or holders or Beneficiaries of Awards under this Plan. The terms and conditions of Awards need not be the same with respect to each recipient. Any Award granted under this Plan shall be a one-time Award that does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants under this Plan.

(b)          The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or to continue to provide services to, any member of the Group. Further, an applicable member of the Group may at any time dismiss a Participant, free from any liability, or any claim under this Plan, unless otherwise expressly provided in this Plan or in any Award Agreement or in any other agreement binding on the parties. The receipt of any Award under this Plan is not intended to confer any rights on the receiving Participant except as set forth in the applicable Award Agreement.

(c)          No payment pursuant to this Plan shall be taken into account in determining any benefits under any severance, pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of any member of the Group, except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

(d)          Nothing contained in this Plan shall prevent any member of the Group from adopting or continuing in effect other or additional compensation arrangements, including the grant of Options and Other Share-Based Awards, and such arrangements may be either generally applicable or applicable only in specific cases.

(e)          The Company shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under this Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other Awards, other property, net settlement, sell-to-cover arrangements, or any combination thereof) of applicable withholding taxes due in respect of an Award, its exercise or settlement or any payment or transfer under such Award or under this Plan and to take such other action (including providing for elective payment of such amounts in cash or Shares by such Participant) as may be necessary to satisfy all obligations for the payment of such taxes and, unless otherwise determined by the Board in its sole discretion, to the extent such withholding would not result in liability classification of such Award (or any portion thereof) pursuant to FASB ASC Subtopic 718-10.

(f)          If any provision of this Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify this Plan or any Award under any law deemed applicable by the Board in its sole discretion, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Board, materially altering the intent of this Plan or the Award Agreement, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of this Plan and any such Award Agreement shall remain in full force and effect.

(g)          Neither this Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(h)          No fractional Shares shall be issued or delivered pursuant to this Plan or any Award, and the Board shall determine, in its sole discretion, whether cash or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(i)          Awards may be granted to Participants who are non-United States nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Participants who are employed or providing services in the United States as may, in the judgment of the Board, be necessary or desirable to recognize differences in local law, tax policy or custom. The Board also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Participants on assignments outside their home country.

Section 16.        Effective Date of this Plan. The Plan shall be effective as of the Effective Date.

Section 17.        Term of this Plan. No Award shall be granted under this Plan after the earliest to occur of (i) the ten (10)-year anniversary of the Effective Date; (ii) the maximum number of Shares available for issuance under this Plan have been issued; or (iii) the Plan is terminated in accordance with Section 14(a). However, unless otherwise expressly provided in this Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Board to amend, alter, adjust, suspend, discontinue or terminate any such Award, to waive any conditions or rights under any such Award or to amend this Plan, shall extend beyond such date.

Section 18.        Cancellation or “Clawback” of Awards.

(a)          The Board may specify in an Award Agreement that a Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award.  Such events may include a Termination of Service with or without “cause” (and, in the case of any cause that is resulting from an indictment or other non-final determination, the Board may provide for such Award to be held in escrow or abeyance until a final resolution of the matters related to such event occurs, at which time the Award shall either be reduced, cancelled or forfeited (as provided in such Award Agreement) or remain in effect, depending on the outcome), violation of material policies, breach of non-competition, non-solicitation, non-disparagement, confidentiality or other restrictive covenants, or requirements to comply with minimum share ownership requirements, that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Group.

(b)          Any Awards granted under this Plan (including any amounts or benefits arising from such Awards) shall be subject to any “clawback” or recoupment arrangements or policies the Company has in place from time to time (including, without limitation, the Company’s Restatement Clawback Policy, as well as any applicable laws, regulations or stock exchange listing standards) and the Board may, to the extent permitted by applicable law and stock exchange rules or by any applicable Company policy or arrangement, and shall, to the extent required, cancel or require reimbursement of any Awards granted to the Participant or any Shares issued or cash received upon vesting, exercise or settlement of any such Awards or sale of Shares underlying such Awards.

Section 19.          Section 409A and Section 457A.  With respect to Awards subject to Section 409A and Section 457A of the Code (“Section 457A”), this Plan is intended to comply with the requirements of Section 409A and Section 457A, and the provisions of this Plan and any Award Agreement shall be interpreted in a manner that satisfies the requirements of Section 409A and Section 457A, and this Plan shall be operated accordingly. If any provision of this Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition shall be interpreted and deemed amended so as to avoid this conflict. Notwithstanding anything in this Plan to the contrary, if the Board considers a Participant to be a “specified employee” under Section 409A at the time of such Participant’s “separation from service” (as defined in Section 409A), and any amount hereunder is “deferred compensation” subject to Section 409A, any distribution of such amount that otherwise would be made to such Participant with respect to an Award as a result of such “separation from service” shall not be made until the date that is six months after such “separation from service,” except to the extent that earlier distribution would not result in such Participant’s incurring interest or additional tax under Section 409A. If an Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), a Participant’s right to such series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment, and if an Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), a Participant’s right to such dividend equivalents shall be treated separately from the right to other amounts under the Award. Notwithstanding the foregoing, the tax treatment of the benefits provided under this Plan or any Award Agreement is not warranted or guaranteed, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by a Participant on account of non-compliance with Section 409A and Section 457A.

Section 20.        Successors and Assigns. The terms of this Plan and each Award Agreement shall be binding upon and inure to the benefit of the Company and any successor entity, including any successor entity contemplated by Section 12(c).

Section 21.        Data Protection. In connection with this Plan, the Group may need to process personal data collected from and about the Participant by the Group, third-party service providers and others acting on the Company’s behalf. Examples of such personal data may include, without limitation, the Participant’s name, account information, social security number, tax number and contact information. The Group may process such personal data in its legitimate business interests for all purposes relating to the operation and performance of this Plan, including but not limited to:

(a)          administering and maintaining Participant records;

(b)          providing the services described in this Plan;

(c)          providing information to future purchasers or merger partners of any member of the Group, or the business in which such Participant works; and

(d)          responding to public authorities, court orders and legal investigations, as applicable.

The Group may share the Participant’s personal data with (i) any other member of the Group, (ii) trustees of any employee benefit trust, (iii) registrars, (iv) brokers, (v) third-party administrators of this Plan, (vi) third-party service providers acting on the Group’s behalf to provide the services described above or (vii) regulators and others, as required by law.

If necessary, the Group may transfer the Participant’s personal data to any of the parties mentioned above in a country or territory that may not provide the same protection for the information as the Participant’s home country. Any transfer of the Participant’s personal data to recipients in a third country will be made subject to appropriate safeguards or applicable derogations provided for under applicable law.

The Group will keep personal data collected in connection with this Plan for as long as necessary to operate this Plan or as necessary to comply with any legal or regulatory requirements.

A Participant has a right, to the extent provided for by applicable law, to (i) request access to and rectification or erasure of the personal data provided, (ii) request the restriction of the processing of his or her personal data, (iii) object to the processing of his or her personal data, (iv) receive the personal data provided to the Group and transmit such data to another party, and (v) to lodge a complaint with a supervisory authority.

Section 22.        Governing Law. The Plan and each Award Agreement shall be governed by the laws of New South Wales, Australia, without application of the conflicts of law principles thereof.